Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3 of our report dated March 21, 2024, relating to the consolidated financial statements of SEALSQ Corp appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Zurich, Switzerland, 19 March 2025

BDO Ltd

/s/ Philipp Kegele	/s/ Thomas de Ferrars
Philipp Kegele	ppa. Thomas de Ferrars